EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into IVAX' previously filed registration statements on Form S-8 Nos. 333-30690, 333-30692, 333-07811, 33-82758, 33-67090, 33-39186, 33-44042, 33-53944, 33-88914, 33-88912, 33-65133,
333-24593, and 333-42997, Form S-3 Nos. 33-46173, 333-43176 and 333-51372 and
Form S-4 Nos. 33-44116, 33-60847 and 333-51364.


ARTHUR ANDERSEN LLP


Miami, Florida.
March 29, 2001